Exhibit 10.3

COMMERCIAL LEASE

THIS LEASE COMMERCIAL LEASE WITH OPTION TO PURCHASE (“Lease”) is made this August 8th, 2021by and between Red Road Business Park, LLC, a Tennessee limited liability company (hereinafter referred to as “Landlord”) and Can B Corp, a company (hereinafter referred to as “Tenant”).

WITNESSETH:

LEASED PREMISES.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms, covenants and conditions herein stated, the premises commonly known as:

204 Red Road, McMinnville, TN 307110, suite 200 and suite 400

Approximately 300,000 square feet of building situated on approximately 20 acres of industrial rated property.

TERM OF LEASE.

This lease is for a term of one (1) year, commencing on August 8, 2021 and terminating on August 8, 2022 at which time this Lease shall automatically renew for additional one-year terms under the same rental terms unless terminated by either Party providing ninety (90) days written notice to the other Party.

RIGHT OF FIRST REFUSAL.

At any time during the term of this Lease, the Landlord receives a written offer to purchase the building, Tenant shall have an exclusive option to match such offer for a period of thirty days from presentation of the offer to the Tenant. If the Tenant does not confirm the intent to buy within the thirt day period, Landlord is free to sell th property.

RENTAL PAYMENTS.

Tenant shall pay to Landlord the sum of $25,000.00 in advance on the 8th day of each month commencing August 8th, 2021. All payments shall be made to Landlord in care of and payable to Landlord at 204 Red Road, McMinnville, TN, 37110, unless Landlord requests payments via direct deposit at which time Landlord shall provide Tenant with routing instructions.

SECURITY DEPOSIT.

Tenant shall not be required to pay security deposit to guaranty performance of Tenant’s obligations under this lease.

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MAINTENANCE AND REPAIRS.

Tenant shall be responsible for all maintenance and repairs of the Leased Premises, including but not limited to all structural components, roof, foundation, exterior parking, drives, sidewalk and green areas, together with all electrical, plumbing and HVAC systems and equipment. Tenant shall maintain the Leased Premises in a safe, clean, neat and sanitary condition. Tenant shall be responsible for all exterior maintenance.

FIRE OR CASUALTY.

Tenant shall obtain and maintain during the term of this Lease, at its sole cost, fire and extended coverage insurance on the Leased Premises in an amount not less than the replacement value of all improvements located upon the Leased Premises, and name Landlord as an additional insured and loss payee under such policy. Such policy shall provide for the continuation of the payment of rent in the event of a loss of the Leased Premises. Tenant may obtain insurance on its personal property located in or upon the Leased Premises as part of such policy. Any policy obtained by Tenant shall waive any right of subrogation against Landlord.

In the event the Leased Premises are wholly or partially destroyed by fire or other casualty, Landlord, in its sole discretion, may rebuild, repair or restore the Leased Premises and the lease shall remain in effect during such period. Unless otherwise agreed to between the Landlord and Tenant, rent shall not abate during any period of reconstruction. To the extent covered by insurance, Tenant shall not be responsible for the payment of rent during any period of reconstruction.

Tenant shall provide Landlord with a certificate of insurance evidencing the existence of such insurance required by this paragraph prior to commencement of the Lease and at the time of each renewal of such insurance.

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USE OF PREMISES.

The premises described above are leased to Tenant for any lawful purpose.

UTILITIES.

Tenant agrees to provide, at Tenant’s sole expense, all utilities, including, but not necessarily limited to, electricity, gas, water, sewer, telephone, internet and cable.

REAL ESTATE TAXES.

Tenant agrees to pay all real estate taxes which may be levied or assessed by any lawful authority against the land and improvements of the premises, except that real estate taxes in the first and final year of the Lease shall be prorated based upon Tenant’s occupancy. Tenant shall make said payments no later than the date they are due to the appropriate taxing authority.

SPECIAL ASSESSMENTS.

In the event any special assessments are levied against the premises during the term of this lease, Tenant shall be responsible for payment of said special assessments.

ASSIGNMENTS AND SUBLEASES.

Tenant may not assign this lease nor sublet the premises without the prior written consent of the Landlord, which consent the Landlord shall not unreasonably withhold, provided, however, Tenant shall remain primarily responsible for all payments required herein. This provision applies to both voluntary assignments and assignments by operation of law.

INJURY OR LOSS.

Unless caused by Landlord or its agents, the Landlord shall not be held responsible or liable for any loss, theft, or damage to property or injury to or death of Tenant or any person on or about the Leased Premises, and Tenant agrees to indemnify, defend and hold Landlord harmless therefrom. Tenant agrees to carry public liability insurance in an amount not less than $1,000,000 for any one person and $2,000,000 for any one accident, and $1,000,000 for property damage insuring Tenant and will furnish a certificate evidencing such insurance coverage to the Landlord upon request.

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DEFAULT.

In the event Tenant fails to pay any payment hereunder or fails to keep and perform any of the other terms or conditions hereof, and said default should continue for a period of fifteen (15) days after written notice from Landlord, Landlord may, if such default has not been corrected, resort to any and all legal remedies or combination of remedies which Landlord may desire to assert which are available at law. Tenant agrees to pay a late fee of twelve percent (12%) interest per annum on any payment which is late until payment is paid in full. AMENDMENTS.

This lease may be modified or amended only by a writing duly authorized and executed by both Landlord and Tenant. No subsequent alteration, amendment, change or addition to this lease shall be binding upon Landlord or Tenant unless reduced to writing and executed in the same form and manner in which this lease is executed.

OPTION TO PURCHASE.

Provided Tenant is not in default of this Lease, Tenant shall have the option to purchase the Leased Premises at any time during the term of this Lease from Landlord for a purchase price fair market and appraised value. In the event Tenant elects to exercise its option to purchase the Leased Premises, Tenant shall provide Landlord with written notice of its intent to exercise its option not less than one hundred and eighty (180) days prior to the expiration of the initial term of this Lease.

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NON-WAIVER.

No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action in event of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specific in the express waiver and that only for the time and to the extent stated herein. One or more waivers shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

GOVERNING LAW.

This lease shall be construed and enforced in accordance with the laws of the state of Tennessee.

INSPECTION.

Landlord or its agents may, at any reasonable time, enter onto the Leased Premises for the purpose of inspecting the same or showing the same to prospective purchasers or tenants. NOTICES.

Any notices under or inquiries regarding this lease shall be in writing, deposited in the United States mail, certified or registered, with postage prepaid and addressed as follows:

To Landlord:

Red Road Business Park, LLC

204 Red Road,

McMinnville, TN 307110

To Tenant:

Can B Corp

960 S. Broadway, Suite 120

Hicksville, NY 11801

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Notices shall be deemed delivered when deposited in the United States Mail, as above provided. Change of address by either party must be by notice given to the other party in the same manner as above specified.

COVENANT OF QUIET ENJOYMENT.

Tenant shall and may peaceably have, hold and enjoy the Leased Premises to the other terms hereof and provided Tenant makes payments as provided hereunder and performs all of its covenants and agreements contained herein.

ENTIRE AGREEMENT.

This lease constitutes the entire agreement between Landlord and Tenant affecting the Leased Premises and there are no other agreements, either oral or written, between them other than are herein set forth.

SEVERABILITY.

If any agreement, covenant or condition of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such agreement, covenant or conditions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each agreement, covenant or condition of this lease shall be valid and be enforced to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have caused this lease to be executed by their authorized agents.

Landlord	Tenant

Red Road Business Park, LLC	Can B Corp________________________

By:		By:
	Rickey Minton, Manager		Managing Partner

_______________, Date	Date__________________

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